Exhibit 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Great China Mania Holdings, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

Signed on this April 14, 2012

/s/ Yau Wai Hung
Name: Yau Wai Hung
Title: Chief Financial Officer (Acting Principal Accounting Officer)